Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute JEFFREY A. CRAIG, KEVIN A. NOWLAN AND SANDRA J. QUICK, and each of them singly, my true and lawful attorney, with full power to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 27, 2015, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date

/s/ Ivor Evans Ivor Evans	Executive Chairman of the Board and Director	November 5, 2015

/s/ Joseph B. Anderson Joseph B. Anderson, Jr.	Director	November 5, 2015

/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 5, 2015

/s/ Jeffery A. Craig Jeffrey A Craig	Chief Executive Officer and President (principal executive officer) and Director	November 5, 2015

/s/ Victoria B. Jackson Bridges Victoria B. Jackson Bridges	Director	November 5, 2015

/s/ William J. Lyons William J. Lyons	Director	November 5, 2015

/s/ William R. Newlin William R. Newlin	Director	November 5, 2015

/s/ Thomas L. Pajonas Thomas L. Pajonas	Director	November 5, 2015

/s/ Lloyd G. Trotter Lloyd G. Trotter	Director	November 5, 2015

/s/ Kevin Nowlan Kevin Nowlan	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 5, 2015